NUMBER                                                                SHARES

                       INCORPORATED IN THE STATE OF TEXAS

                              ENVIRO-RECOVERY, INC.

                 250,000,000 AUTHORIZED SHARES OF CAPITAL STOCK
                       248,000,000 SHARES OF COMMON STOCK
                       2,000,000 SHARES OF PREFERRED STOCK

                    COMMON STOCK, PAR VALUE $.0001 PER SHARE

                                                             CUSIP 29403m 10 3

THIS CERTIFIES THAT:




IS RECORD HOLDER OF

         FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.0001 PAR VALUE EACH OF ENVIRO-RECOVERY, INC. transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Texas, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

   SECRETARY                    SEAL                 PRESIDENT


                                                                  COUNTERSIGNED:

                                                   MADISON STOCK TRANSFER, INC.
                                                               P.O. BOX 290-145
                                                       BROOKLYN, NEW YORK 11229
                                                                 TRANSFER AGENT